Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“this Fourth Amendment”) is dated as of October 20, 2014 (“Effective Date”), by and between ARE-ACQUISITIONS, LLC, a Delaware limited liability company (“Landlord”), as successor in interest to ARE-East Gude Lease, LLC, a Delaware limited liability company (“Intermediate Landlord”), as successor in interest to Landlord, as original landlord, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101, and SUPERNUS PHARMACEUTICALS, INC., a Delaware corporation, having an address at 1550 East Gude Drive, Rockville, Maryland 20850 (“Tenant”), as successor in interest to Shire Laboratories Inc., a Delaware corporation (“Original Tenant”).

RECITALS

A.                                    Landlord, as the original Landlord, and Original Tenant entered into that certain Standard Form Multi-Tenant Net Lease dated as of April 19, 1999 (“Original Lease”), as amended by that certain First Amendment to Lease dated November 1, 2002 between Original Landlord and Original Tenant (“First Amendment”).  Landlord, as original landlord, and Intermediate Landlord, as tenant, entered into that certain Master Lease dated as of August 7, 2003 thereby creating a leasehold estate in favor of Intermediate Landlord superior to that of Original Tenant under the Original Lease, as amended, and in connection therewith, Intermediate Landlord assumed all of Landlord’s obligations under the Original Lease, as amended.  Intermediate Landlord, Original Tenant, and Tenant entered into that certain Second Amendment to Lease dated December 22, 2005 (“Second Amendment”) whereby Tenant assumed Original Tenant’s obligations under the Original Lease, as amended.  Intermediate Landlord and Tenant entered into a Third Amendment to Lease dated November 24, 2010 (“Third Amendment”).  The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, and this Fourth Amendment is hereinafter referred to collectively as the “Lease.”  On June 30, 2014, Intermediate Landlord’s right, title, and interest under the Lease was assigned to Landlord.  Capitalized terms not otherwise defined in this Fourth Amendment shall have the meaning set forth in the Lease.

B.                                    Landlord and Tenant desire to amend the Lease to extend the Second Additional Term for an additional 2 years, beginning on May 1, 2018 and, unless earlier terminated or extended in accordance with the terms of the Lease, ending on April 30, 2020.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.                                      Definitions; Recitals.  Terms used in this Fourth Amendment but not otherwise defined shall have the meanings set forth in the Lease.  The Recitals form an integral part of this Fourth Amendment and are hereby incorporated by reference.

2.                                      Second Additional Term Extension.  The Second Additional Term of the Lease expires on April 30, 2018.  Landlord and Tenant hereby agree that the Second Additional Term of the Lease shall be extended for a period of 2 years, beginning on May 1, 2018 and, unless earlier terminated or extended in accordance with the terms of the Lease, ending on April 30, 2020.  Accordingly, the Second Additional Term Expiration Date shall be April 30, 2020.  The Basic Annual Rent for the Second Additional Term shall be adjusted as set forth in Section 3 of the Third Amendment.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Fourth Amendment to Lease– Supernus Pharmaceuticals, Inc.

3.                                      Miscellaneous.

a.              Entire Agreement.  This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.              Binding Effect.  This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.               Counterparts.  This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

d.              Broker.  Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this Fourth Amendment and that no Broker brought about this transaction.  Tenant hereby agrees to indemnify and hold Landlord harmless from and against any claims by any Broker, claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Fourth Amendment.

e.               Ratification; Conflicts.  Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment.  In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail.  Regardless of whether specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

f.                Non-Disclosure of Terms.  Tenant acknowledges and agrees that the terms of the Lease are confidential and constitute proprietary information of Landlord.  Disclosure of such terms could adversely affect the ability of Landlord and its affiliates to negotiate, manage, and administer other leases and impair Landlord’s relationship with other tenants.  Accordingly, as a material inducement for Landlord to enter into this Fourth Amendment, Tenant, and behalf of itself and its partners, managers, members, officers, directors, employees, agents, and attorneys, agrees that it shall not intentionally and voluntarily (i) disclose the terms and conditions of the Lease to any publication or other media or any tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent or broker, either directly or indirectly, or (ii) post or place on any website or other form of media, directly or indirectly, any of the terms and conditions of the Lease or opine or critique Landlord’s management ownership abilities and skills.

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Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment under seal as of the day and year first above written.

TENANT:

SUPERNUS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Jack Khattar (SEAL)
Name:	Jack Khattar
Title:	President & CEO

LANDLORD:

ARE-ACQUISITIONS, LLC,
a Delaware limited liability company

By:	ARE-QRS Corp.,
a Maryland corporation,
its managing member

	By:	/s/ Jennifer Banks (SEAL)
	Name:	Jennifer Banks
	Title:	EVP, General Counsel

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.